Exhibit 99.1

Aytu Announces $20.0 Million Registered Direct Offering Priced At-the-Market

ENGLEWOOD, CO / ACCESSWIRE / March 12, 2020 / Aytu BioScience, Inc. (NASDAQ:AYTU), a specialty pharmaceutical company focused on commercializing novel products that address significant patient needs, today announced that it has entered into definitive agreements with several healthcare-focused institutional investors for the purchase and sale of an aggregate 12,539,197 shares of Aytu’s common stock and warrants to purchase an aggregate of up to 12,539,197 shares of common stock, at a combined purchase price of $1.595 per share and associated warrant, in a registered direct offering priced at-the-market under Nasdaq rules. The closing of the offering is expected to occur on or about March 23, 2020, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants will have an exercise price of $1.47 per share and exercise period commencing immediately upon issuance and a term of one year.

The gross proceeds to Aytu from this offering are expected to be $20 million, before deducting the placement agent’s fees and other offering expenses payable by Aytu. In addition, in the event the warrants are exercised in full, Aytu expects to receive approximately $20 million in additional gross proceeds. However, there is no assurance that all or a portion of the warrants will be exercised prior to their expiration. The Company intends to use the net proceeds from this offering for working capital, general corporate purposes, and to continue the commercialization of the Company’s prescription and consumer health products.

The securities are being offered by Aytu pursuant to a “shelf” registration statement on Form S-3 (File No. 333-221735) previously filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2017 and declared effective by the SEC on December 1, 2017. The offering of the securities will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (646) 975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on commercializing novel products that address significant patient needs. The company currently markets a portfolio of prescription products addressing large primary care and pediatric markets. The primary care portfolio includes (i) Natesto®, the only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or “Low T”), (ii) ZolpiMist™, the only FDA-approved oral spray prescription sleep aid, and (iii) Tuzistra® XR, the only FDA-approved 12-hour codeine-based antitussive syrup. The pediatric portfolio includes (i) AcipHex® Sprinkle™, a granule formulation of rabeprazole sodium, a commonly prescribed proton pump inhibitor; (ii) Cefaclor, a second-generation cephalosporin antibiotic suspension; (iii) Karbinal® ER, an extended-release carbinoxamine (antihistamine) suspension indicated to treat numerous allergic conditions; and (iv) Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary prescription fluoride-based supplement product lines containing combinations of fluoride and vitamins in various for infants and children with fluoride deficiency. Aytu recently acquired exclusive U.S. distribution rights to the COVID-19 IgG/IgM Rapid Test. This coronavirus test is a solid phase immunochromatographic assay used in the rapid, qualitative and differential detection of IgG and IgM antibodies to the 2019 Novel Coronavirus in human whole blood, serum or plasma. This point-of-care test has been validated in a 113 patient clinical trial and has received CE marking.

Aytu recently acquired Innovus Pharmaceuticals, a specialty pharmaceutical company commercializing, licensing and developing safe and effective consumer healthcare products designed to improve men’s and women’s health and vitality. Innovus commercializes over thirty-five consumer health products competing in large healthcare categories including diabetes, men’s health, sexual wellness and respiratory health. The Innovus product portfolio is commercialized through direct-to-consumer marketing channels utilizing the company’s proprietary Beyond Human® marketing and sales platform.

Aytu’s strategy is to continue building its portfolio of revenue-generating products, leveraging its focused commercial team and expertise to build leading brands within large therapeutic markets. For more information visit aytubio.com and visit innovuspharma.com to learn about the company’s consumer healthcare products.

Forward-Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ’‘may,’’ ’‘will,’’ ’’should,’’ ’‘forecast,’’ ’‘could,’’ ’‘expect,’’ ’’suggest,’’ ’‘believe,’’ ’‘estimate,’’ ’‘continue,’’ ’‘anticipate,’’ ’‘intend,’’ ’‘plan,’’ or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: market and other conditions, the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of net proceeds from the registered direct offering, the regulatory and commercial risks associated with introducing the COVID-19 Rapid Test, effects of the business combination of Aytu and the Commercial Portfolio and the recently completed merger (“Merger”) with Innovus Pharmaceuticals, including the combined company’s future financial condition, results of operations, strategy and plans, the ability of the combined company to realize anticipated synergies in the timeframe expected or at all, changes in capital markets and the ability of the combined company to finance operations in the manner expected, the diversion of management time on Merger-related issues and integration of the Commercial Portfolio, the ultimate timing, outcome and results of integrating the operations the Commercial Portfolio and Innovus with Aytu’s existing operations, risks relating to gaining market acceptance of our products, obtaining or maintaining reimbursement by third-party payors for our prescription products, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaboration. We also refer you to the risks described in ’‘Risk Factors’’ in Part I, Item 1A of the company’s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

Contact for Investors:

James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

SOURCE: Aytu BioScience, Inc.